EXHIBIT 4.1




           UNITIL CORPORATION TAX DEFERRED SAVINGS AND INVESTMENT PLAN

            Amendment and Restatement Effective as of January 1, 1989















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                                TABLE OF CONTENTS

                                                                            Page

INTRODUCTION...................................................................1
ARTICLE I
DEFINITIONS....................................................................3
         1.01     Account......................................................3
         1.02     Affiliated Employer..........................................3
         1.03     Beneficiary..................................................3
         1.04     Board of Directors or Board..................................3
         1.05     Code or Internal Revenue Code................................3
         1.06     Compensation.................................................3
         1.07     Disability...................................................4
         1.08     Effective Date...............................................4
         1.09     Employee.....................................................4
         1.10     Employee Contributions.......................................5
         1.11     Employer.....................................................5
         1.12     Employer Matching Contributions..............................5
         1.13     Employment Commencement Date.................................5
         1.14     Entry Date...................................................5
         1.15     Fund or Trust Fund...........................................5
         1.16     Highly Compensated Employee..................................6
         1.17     Hour of Service..............................................7
         1.18     Normal Retirement Age........................................8
         1.19     One-Year Break in Service....................................8
         1.20     Participant..................................................9
         1.21     Pay Reduction Contributions..................................9
         1.22     Plan.........................................................9
         1.22     Plan Administrator...........................................9
         1.23     Plan Year....................................................9
         1.24     Rollover Contributions.......................................9
         1.25     Trust or Trust Agreement....................................10
         1.26     Trustee.....................................................10
         1.27     Valuation Date..............................................10
         1.28     Year of Service.............................................10
ARTICLE II
ELIGIBILITY AND PARTICIPATION.................................................11
         2.01     Eligibility.................................................11
         2.02     Election of Pay Reduction Contributions and/or
                  Employee Contributions......................................11
         2.03     Reemployment................................................11
ARTICLE III
PARTICIPANT AND EMPLOYER CONTRIBUTIONS........................................12
         3.01     Amount of Pay Reduction Contributions and/or
                  Employee Contributions......................................12
         3.02     Changes in Pay Reduction Contributions and/or
                  Employee Contributions......................................12
         3.03     Applicability of Code Sections 401(k) and 401(m) Rules......12
         3.04     Employer Matching Contributions.............................13
         3.05     Payment of Contributions to Trustee.........................13
         3.06     Non-Discrimination Provisions...............................13
         3.07     Maximum Limitations on Allocations to Members...............15
         3.08     Limited Return of Contributions.............................16
         3.09     Rollover Contributions......................................16
ARTICLE IV
INVESTMENT OF ASSETS..........................................................17
         4.01     In General..................................................17
         4.02     Dividends, Interest, Etc....................................17
         4.03     Investment Directions.......................................17
         4.04     Investment Options..........................................17
ARTICLE V
MAINTENANCE AND VALUATION OF ACCOUNTS.........................................19
         5.01     Participants Accounts.......................................19
         5.02     Valuation of Trust Fund and Allocation of Increases
                  and Decreases to Participants...............................19
ARTICLE VI
WITHDRAWALS DURING EMPLOYMENT.................................................20
         6.01     General Rules...............................................20
         6.02     Acceptable Purposes for Withdrawals.........................20
         6.03     Withdrawal Rules for Pay Reduction Contributions............20


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ARTICLE VII
         VESTING..............................................................22
         7.01     Vesting in Pay Reduction, Employee and
                  Rollover Contributions......................................22
         7.02     Instances of Full Vesting in Employer Matching
                  Contributions...............................................22
         7.03     Vesting Schedule for Employer Matching Contributions........22
         7.04     Forfeitures.................................................22
         7.05     Vesting Upon Reemployment...................................23
         7.06     Suspension Account..........................................23
ARTICLE VIII
DISTRIBUTION OF BENEFITS......................................................25
         8.01     Retirement or Termination of Employment.....................25
         8.02     Death.......................................................25
         8.03     Timing of Payment...........................................25
         8.04     Deferral of Payment.........................................25
         8.05     Forms, Manner and Medium of Payment.........................25
         8.06     Designation of Beneficiary..................................26
         8.07     Required Distributions......................................26
         8.08     Payments to Alternate Payees................................28
         8.09     Direct Rollovers............................................28
ARTICLE IX
EMPLOYEE LOANS................................................................30
         9.01     Eligibility for Loans.......................................30
         9.02     Limitations, Terms and Conditions for Loans.................30
         9.03     Separate Loan Accounts......................................31
ARTICLE X
TOP-HEAVY PROVISIONS..........................................................32
         10.01    Aggregation Group...........................................32
         10.02    Determination Date..........................................32
         10.03    Top Heavy Plan..............................................32
         10.04    Minimum Allocation..........................................33
ARTICLE XI
TRUST ADMINISTRATION..........................................................35
         11.01    Trust Agreement.............................................35
         11.02    Trustee's Right to Retain Cash..............................35
         11.03    Selection of Accountants, Etc...............................35
         11.04    Trust Expenses, Etc.........................................35
         11.05    Trust Agreement Part of Plan................................36
ARTICLE XII
ADMINISTRATION OF THE PLAN....................................................37
         12.01    Appointment of Administrator................................37
         12.02    Authority to Delegate.......................................37
         12.03    Authority to Establish Rules, Etc...........................37
         12.04    Instructions, Decisions, Compensation, Etc..................37
         12.05    Maintenance of Accounts, Etc................................37
         12.06    Responsibility of Delegates.................................38
         12.07    Claims Procedure............................................38
ARTICLE XIII
AMENDMENT AND TERMINATION.....................................................39
         13.01    Amendment...................................................39
         13.02    Termination.................................................39
         13.03    Procedure Upon Termination..................................39
         13.04    Merger......................................................39
         13.05    Retroactive Amendments......................................40
ARTICLE XIV
MISCELLANEOUS.................................................................41
         14.01    Mergers, Etc. with Employer.................................41
         14.02    Non-Alienation of Benefits..................................41
         14.03    Participant and Employee Rights.............................41
         14.04    Incapacity of Payee.........................................42
         14.05    Actions by the Employer.....................................42
         14.06    Governing Law...............................................42
         14.07    Titles, Etc.................................................42


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                                  INTRODUCTION

     Effective as of July 1, 1987, the Concord Electric Company Tax Deferred Savings and Investment Plan, initially adopted effective as of January 1, 1985 by Concord Electric Company, a wholly owned subsidiary of UNITIL Corporation ("UNITIL"), and the UNITIL Corporation Tax Deferred Savings and Investment Plan, initially adopted effective as of January 1, 1985 by UNITIL Service Corp., also a wholly owned subsidiary of UNITIL, were amended and restated and consolidated, under the name of UNITIL Corporation Tax Deferred Savings and Investment Plan (the "Plan").

     Effective as of January 1, 1989, the Plan was also adopted by Exeter & Hampton Electric Company, also a wholly owned subsidiary of UNITIL, for its employees who were not covered by a collective bargaining agreement and was merged with that portion of the Exeter & Hampton Electric Company Thrift Savings Plan relating to those employees. Effective as of January 1, 1990, the Plan was also adopted by said Exeter & Hampton Electric Company for its remaining, collective-bargaining employees and merged with the remaining portion of said Exeter & Hampton Electric Company Thrift Savings Plan relating to those employees.

     Pursuant to an Amended, and Restated Agreement and Plan of Merger dated May 23, 1991 by and among Fitchburg Gas and Electric Light Company ("Fitchburg"), UNITIL and UMC Electric Company, Inc. ("UMC"), UNITIL acquired all of the issued and outstanding voting stock of Fitchburg and merged UMC, a wholly owned subsidiary of UNITIL, with and into Fitchburg ("Fitchburg Merger"), effective as of April 29, 1992.

     Prior to the Fitchburg Merger, Fitchburg had established, initially effective as of July 1, 1987, the Fitchburg Gas and Electric Light Company Tax Deferred Savings and Investment Plan ("Fitchburg Management Plan") and the Fitchburg Gas and Electric Light Company Union Tax Deferred Savings and Investment Plan ("Fitchburg Union Plan"). As a result of the Fitchburg Merger, the Fitchburg Management Plan was merged with the Plan, effective as of May 8, 1992. Also, the Fitchburg Union Plan is to be merged with the Plan, effective as of January 1, 1994, with a one percent employer matching contribution added effective as of May 1, 1994 for all participants covered by the applicable collective-bargaining agreement.

     The Plan is funded by a trust under a Trust Agreement entered into by the Employer and The First National Bank of Boston, as current Trustee thereunder, which Trust Agreement was an amendment, restatement and consolidation dated June 27, 1987, effective as of July 1, 1987, of the trusts under certain of the other plans described above that were merged with the Plan and has been further amended to provide for the merger with the Plan of the remaining such other plans (collectively, the "Prior Plans").

     Accordingly, UNITIL and its above-described subsidiaries (the "Employer") have adopted this amendment and restatement of the Plan, and to the extent applicable, of each of the Prior Plans, generally effective as of January 1, 1989, in order to (i) take into account the above-described events, and (ii) comply with the provisions of the Tax Reform Act of 1986 and subsequent legislation and related regulations, to the extent they have not already been taken into account or complied with.

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     It is the  intent of the  Employer  that the Plan and the trust  thereunder shall be established and maintained as (1) an employee benefit plan which complies with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and (2) a plan that is designed to qualify as a profit- sharing for purposes of sections 401(a), 401(k), 401(m), 402, 412, 417 and 501(a) of the
Code, regardless of whether the Employer has current or accumulated earnings or profits for the Employer taxable year ending with or within the relevant Plan Year.

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                                    ARTICLE I

                                   DEFINITIONS

1.01      Account.

          "Account" means the sum held for a Participant or Beneficiary at any time, reflecting all Pay Reduction Contributions, Employer Matching Contributions, Rollover Contributions, Employee Contributions and the investment thereof. Unless specified otherwise, the net value of such Account shall be determined as of the Valuation Date coincident with or next preceding any distribution event.

1.02      Affiliated Employer.

          "Affiliated Employer" means the Employer and any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

1.03      Beneficiary.

          "Beneficiary" means the person or persons designated by a Participant, or otherwise identified, pursuant to the provisions of Section 8.06 of the Plan, to receive distributions of such Participant's Account upon his death.

1.04      Board of Directors or Board.

          "Board of Directors" or "Board" means the board of directors of each respective Employer.

1.05      Code or Internal Revenue Code.

          "Code" or "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.06      Compensation.

          "Compensation" means total compensation as defined in Code section 415(c)(3) from the Employer in any one calendar year received by an Employee during the period in which he is eligible to participate in the Plan, including any amount which is contributed on behalf of an Employee by the Employer through a salary reduction agreement and which is not includible in the gross income of the Employee under section 125, 402(e), 402(h) or 403(b) of the Code, but excluding solely for the purposes of determining Employer Matching Contributions hereunder any overtime pay and commissions. In no event shall an Employee's annual Compensation for the purpose of determining any benefits

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          provided  under the Plan exceed (i),  for periods  occurring  prior to
          January 1, 1994, $200,000, and (ii), for periods occurring after December 31, 1993, $150,000. These limitations shall be adjusted at such times and in such manner as provided under section 401(a)(17) of the Code.

          In determining the Compensation of a Participant for purposes of this limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules the adjusted $200,000 or $150,000 limitation, as applicable, is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's Compensation as determined under this Section 1.06 prior to the application of this limitation.

1.07      Disability.

          "Disability" means totally and permanently disabled as determined by the Plan Administrator (a) on medical evidence furnished by a licensed physician approved by the Plan Administrator, (b) on evidence that the Participant is eligible for disability benefits under any long term disability plan sponsored by an Affiliated Employer but administered by an independent third party, or (c) on evidence that the Participant is eligible for total and permanent disability benefits under the Social Security Act in effect at the date of disability.

1.08      Effective Date.

          "Effective Date" means January 1, 1989, the effective date of the Plan (or applicable Prior Plan) as restated and amended among other things to comply with the Tax Reform Act of 1986 and subsequent legislation and applicable regulations thereunder, provided, however, that (i)
          Section 8.07 hereof shall  instead be effective as of January 1, 1985,
          (ii) Sections 3.06 and 3.07 shall instead be effective as of January 1, 1987, (iii) Sections 3.09 and 8.09 hereof shall instead be effective as of January 1, 1993, and (iv) Sections 13.04 (second paragraph) hereof shall instead be effective as of January 1, 1994, in each case superseding the corresponding provisions of the Plan (or applicable Prior Plan) previously in effect. As so restated as of such various dates, the respective provisions of the Plan shall apply only to Employees who terminate their employment or participation in the Plan (or applicable Prior Plan) on or after those respective dates. The rights and benefits, if any, of each other Employee shall be determined in accordance with the provisions of the Plan (or applicable Prior Plan) in effect on the date such Employee terminated his employment.

1.09      Employee.

          "Employee" means any person employed by the Employer. The term "Employee" shall also include any "leased employee" deemed to be an employee of the Employer or any Affiliated Employer, provided, however, that no such leased employee shall thereby be eligible to participate in the Plan. The term "leased employee" means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient

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          and any other person ("leasing organization"),  has performed services for the recipient (or for the recipient and related persons determined in accordance with Section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year, where such services are of a type historically performed by employees in the business field of the recipient employer. Contributions or benefits provided a leased employee by the leasing organization which are attributable to services performed for the recipient employer shall be treated as provided by the recipient employer.

          A leased employee shall not be considered an employee of the recipient if: (a) such employee is covered by a money purchase pension plan providing: (1) a non-integrated employer contribution rate of at least 10 percent of compensation, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code, (2) immediate participation, and
          (3) full and immediate vesting; and (b) leased employees do not constitute more than 20 percent of the recipient's non-highly compensated workforce.

1.10      Employee Contributions.

          "Employee Contributions" means amounts contributed by a Participant on an after-tax basis pursuant to Section 3.01.

1.11      Employer.

          "Employer" means UNITIL Corporation and each of the following wholly-owned subsidiaries thereof which have adopted the Plan: Concord Electric Company, Exeter & Hampton Electric Company, Fitchburg Gas and Electric Light Company, and UNITIL Service Company. The term Employer also includes any other organization that has adopted the Plan with the consent of the Employer and any successor of the Employer.

1.12      Employer Matching Contributions.

          "Employer Matching Contributions" mean the amounts contributed by the Employer pursuant to Sections 3.04.

1.13      Employment Commencement Date.

          "Employment Commencement Date" means the date on which an Employee first rendered an Hour of Service to the Employer.

1.14      Entry Date.

          "Entry Date" means January 1 and July 1 of each Plan Year.

1.15      Fund or Trust Fund.

          "Fund" or "Trust Fund" means all property held by the Trustee for purposes of the Plan.

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1.16      Highly Compensated Employee.

          "Highly Compensated Employee" means each highly compensated active employee and each highly compensated former employee.

          A highly compensated active employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (a) received compensation from the Employer in excess $75,000; (b) received compensation from the Employer in excess of $50,000 and was a member of the top- paid group for such year; or (c) was an officer of the Employer and received compensation during the year in excess of 50 percent of the dollar limitation in effect under section 415(b)(1)(A) of the Code. A highly compensated active employee is also an Employee who meets both of the following requirements: (a) an Employee who would be included in the preceding sentence if the determination year were substituted for the look-back year; and (b) the Employee is one of the 100 Employees who received the most compensation from the Employer during the determination year. A highly compensated active employee is also any Employee who was a 5 percent owner at any time during the look-back year or the determination year.

          The number of officers treated as Highly Compensated Employees must be at least 1, but it cannot exceed the lesser of (a) 50, or (b) the greater of (1) 3 or (2) 10 percent of all Employees.

          The dollar amounts reflected above shall be adjusted for inflation at the same time and in the same manner as the indexing of dollar limits under section 415(d) of the Code.

          For purposes of this Section 1.16, the determination year shall be the Plan Year. The look-back year shall be the calendar year ending with the Plan Year for which testing is being performed.

          The definition of compensation for purposes of this Section 1.16 shall be total compensation received from the Employer as defined in section 414(q)(7) of the Code.

          If, during the look-back year or the determination year, an Employee is a family member of either (a) a 5 percent owner; or (b) a Highly Compensated Employee who is one of the ten most highly paid Employees ranked on the basis of compensation received from the Employer, the Employee/family member and the 5 percent owner or top ten Highly Compensated Employee shall be aggregated and treated as a single Employee receiving compensation and contributions and benefits equal to the sum of the respective amounts each receives. A family member is defined as: (a) a spouse; (b) lineal ascendants and descendants; and
          (c) the spouses of lineal ascendants and descendants.

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with section 414(q) of the Code and the regulations thereunder.

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          The term highly  compensated former employee includes any Employee who separated from service (or who was deemed to have separated from service) prior to the determination year and who was treated as a Highly Compensated Employee in either: (a) his separation year; or (b) any determination year ending on or after his 55th birthday.

1.17      Hour of Service.

          "Hour of Service" means, with respect to any person, the following:

          (a) Each hour for which such person is directly or indirectly paid, or entitled to payment, by the Employer or an Affiliated Employer for the performance of duties during the period in connection with which the term is used.

          (b) Each hour for which such person is directly or indirectly paid, or entitled to payment, on account of any of the following periods during which no duties are performed (irrespective of whether the employment relationship has terminated), provided, however, that no more than 501 Hours of Service shall be credited under this Subsection (b) to any person on account of any single continuous period during which he performs no duties, and provided, further, that no such hours shall be credited with respect to a payment that is made or due under a plan maintained solely for the purpose of complying with applicable workers compensation, unemployment compensation or disability insurance laws:

               (i) Periods of time during which such person has been excused from work by the Employer or an Affiliated Employer by reason of vacation, holiday, illness, incapacity (including disability), layoff or jury duty, provided that, in the event that such person fails to return to work upon the expiration of the period for which he has been so excused, his employment shall be deemed to terminate upon such expiration;

               (ii) Periods  covered by leaves of absence  authorized in writing by the Employer or an Affiliated Employer, provided that, in the event the person in question fails to return to the active employ of the Employer or an Affiliated Employer upon the expiration of the period of such authorized leave of absence, his employment shall be deemed to terminate upon such expiration;

               (iii)Periods  of  service  with the Armed  Forces  of the  United
                    States if the person in question leaves the employ of the Employer or an Affiliated Employer to enter, and directly enters, such Armed Forces, provided that, in the event that such person fails to return to the employ of the Employer or an Affiliated Employer within ninety (90) days after his release from such Armed Forces (or within such further period as the Employer or an Affiliated Employer may allow) without intervening employment elsewhere, his employment shall terminate upon the expiration of such ninety (90) days or such further period.

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          (c)  To the extent not already credited under Subsection (a) or (b) of this Section 1.17, each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliated Employer, subject to the limitation of 501 Hours of Service set forth in Subsection (b) of this Section
               1.17 in crediting Hours of Service for back pay awarded or agreed to with respect to periods described in said Subsection (b).

          (d)  To the extent not already  described under Subsection (a), (b) or
               (c) of this Section 1.17, each hour as then determined by the Employer or an Affiliated Employer to be credited for periods covered by leaves of absence authorized by it, provided, however, that all such determinations shall be uniform in nature and applicable to all persons similarly situated.

          The provisions relating to the special rule for determination of hours of service for reasons other than the performance of duties and to the crediting of hours of service to computation periods in Section 2530.200b-2(b) and (c), respectively, of the United States Department of Labor Regulations are incorporated herein by reference. Notwithstanding the foregoing provisions of this Section 1.17, but subject to the limitation of 501 Hours of Service set forth in Subsection (b), for the purposes of determining the Hours of Service of any person compensated on a salaried or commission basis, each day for which such person shall have completed one Hour of Service as otherwise herein provided shall be deemed the equivalent of ten (10) Hours of Service.

1.18      Normal Retirement Age.

          "Normal Retirement Age" means an Employee's attainment of age 65 or, if later, the 5th anniversary of the date he first became a Participant.

1.19      One-Year Break in Service.

          "One-Year Break in Service" means a Plan Year in which a person is credited with less than 501 Hours of Service, provided, however, that solely for purposes of determining a One-Year Break in Service, any person who is on maternity or paternity leave shall be credited with 501 Hours of Service during the first Plan Year in which he would have sustained a One-Year Break in Service.

          For this purpose, maternity or paternity leave means termination of employment or absence from work due to the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child in connection with the adoption of the child by the Employee, or the caring for the Employee's child during the period immediately following the child's birth or placement for adoption. The Plan Administrator shall determine, under rules of uniform application and based on information provided by the Employee, whether or not the Employee's termination of employment or absence from work is due to maternity or paternity leave.

1.20      Participant.

          "Participant" means an Employee who has become such in accordance with
          Section  2.01,  and for whose  Account an amount  remains in the Trust
          Fund.

1.21      Pay Reduction Contributions.

          "Pay Reduction Contributions" means the amounts contributed by the Employer on behalf of a Participant through salary reduction pursuant to Section 3.01.

1.22      Plan.

          "Plan"  means  the  UNITIL   Corporation  Tax  Deferred   Savings  and
          Investment Plan as herein set forth, and as may be amended from time to time, and to the extent applicable, any Prior Plan.

          For the purposes hereof, "Prior Plan" means--

          (i) each of the Concord Electric Company Tax Deferred Savings and Investment Plan, as adopted by Concord Electric Company, and UNITIL Corporation Tax Deferred Savings and Investment Plan, as adopted by UNITIL Service Corp. (each consolidated into the Plan as of July 1, 1987);

          (ii) the Exeter & Hampton Electric Company Thrift Savings Plan (merged in part with the Plan as of January 1, 1989);

          (iii)the Fitchburg Gas and Electric Light Company Tax Deferred Savings and Investment Plan (merged with the Plan as of May 8,
               1992); and

          (iv) the Fitchburg Gas and Electric Light Company Tax Deferred Savings and Investment Plan (merged with the Plan as of January 1, 1994).

1.22      Plan Administrator.

          "Plan Administrator" means the Employer.

1.23      Plan Year.

          "Plan Year" means a twelve (12) month period commencing January I and ending on December 31.

1.24      Rollover Contributions.

          "Rollover Contributions" means an amount contributed by a Participant pursuant to Section 3.09.

1.25      Trust or Trust Agreement.

          "Trust" or "Trust Agreement" means the trust agreement entered into with the Trustee, pursuant to Article XI herein, as amended from time to time.

1.26      Trustee.

          "Trustee" means the Trustee or Trustees acting as such under a Trust Agreement, including any successor or successors.

1.27      Valuation Date.

          "Valuation Date" means the any of the date established by the Plan Administrator for the valuation of the assets and liabilities of the Trust. Valuation Dates shall occur on March 31, June 30, September 30 and December 31 of each Plan Year and on such other dates as the Plan Administrator deems necessary.

1.28      Year of Service.

          "Year of Service" means each Plan Year during which an Employee has completed at least 1,000 Hours of Service.

                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION

2.01      Eligibility.

          Each Employee who was a Participant in the Plan on December 31, 1987 shall automatically be a Participant in the amended and restated Plan on January 1, 1989. Each other Employee (other than a leased Employee) shall become a Participant on the Entry Date coinciding with or next following the date on which he has both attained 18 years of age and complete 1,000 Hours of Service in an "Employment Year" (regardless of whether the Employment Year has then been completed). The initial "Employment Year" for an Employee shall be the 12-month period commencing on his "Employment Commencement Date," and succeeding Employment Years shall be Plan Years commencing with the Plan Year in which occurs the first anniversary date of his Employment Commencement Date. His "Employment Commencement Date" shall be the date he was first credited with an Hour of Service.

2.02      Election of Pay Reduction Contributions and/or Employee Contributions.

          A Participant may elect at any time, by completing and delivering to the Plan Administrator a form approved by it for the purpose, a percentage of his Compensation to be contributed to the Plan on his behalf as a Pay Reduction Contribution and/or an Employee
          Contribution. The Participant shall specify a whole percentage of Compensation and may elect to contribute the amount in any combination of Pay Reduction Contributions and Employee Contributions, provided, however, that the Employer may impose reasonable, nondiscriminatory restrictions on the percentages so elected and contributed in order to ensure that no Pay Reduction Contributions exceed the amount deductible by the Employer under section 404 of the Code. In no event shall a Participant be permitted to make Pay Reduction Contributions and Employee Contributions aggregating in excess of 12 percent of his Compensation. Notwithstanding anything herein to the contrary, if the amount of Pay Reduction Contributions made on behalf of a Participant reaches the limit referenced in Section 3.01 in any calendar year, all additional contributions made on behalf of the Participant will automatically be made as Employee Contributions.

2.03      Reemployment.

          A Participant who resumes employment with an Affiliated Employer after a termination of employment shall be treated as a Participant immediately upon his rehire and may elect to become a Participant as of the next payroll period following his return to active employment.

                                   ARTICLE III
                     PARTICIPANT AND EMPLOYER CONTRIBUTIONS

3.01      Amount of Pay Reduction Contributions and/or Employee Contributions.

          In  each  Plan  Year  a   Participant   may  authorize  Pay  Reduction
          Contributions as described in Section 2.02. Pay Reduction Contributions by a Participant are not to exceed $7,627 (for 1989), or such higher indexed amount as set by the Secretary of the Treasury. This maximum shall be reduced if the Participant participates in other plans of the Employer or plans of another employer to which amounts are contributed on his behalf at his election in accordance with section 401 (k) of the Code. This maximum also may be reduced for Highly Compensated Employees in the event that the Plan does not pass the applicable nondiscrimination test described in Section 3.06(a). In each Plan Year, the Participant may also authorize Employee Contributions as described in Section 2.02. This amount may be reduced for Highly Compensated Employees in the event the Plan does not pass the applicable nondiscrimination test described in Section 3.06(a).

3.02      Changes in Pay Reduction Contributions and/or Employee Contributions.

          The amount of Pay Reduction Contributions and Employee Contributions authorized by the Participant to be made on his behalf by the Employer shall remain in effect until such time as he shall change the rate or suspend such contributions by filing with the Plan Administrator a form prescribed for such purpose. A Participant may increase his contributions by completing and filing another election form with the Plan Administrator at least 30 days (or such shorter period as the Plan Administrator may permit) before the date on which the modification is scheduled to take effect. A modification increasing contributions shall only take effect on January 1st or July 1st.

          A Participant may decrease or suspend his contributions at any time by filing an election form with the Plan Administrator to that effect. Any such election to decrease or suspend contributions shall take effect as of the next following payroll period. A Participant may resume making contributions as of the any following January 1st or July 1st, provided he files an election form with the Plan Administrator at least 30 days (or such shorter period as the Plan Administrator may permit) before the date on which the resumption is to take effect.

3.03      Applicability of Code Sections 401(k) and 401(m) Rules.

          All Pay Reduction Contributions shall be subject to the rules set forth in section 401(k) of the Code and the regulations issued thereunder. All Employee Contributions shall be subject to the rules set forth in section 401(m) of the Code and the regulations issued thereunder. The Plan Administrator shall maintain separate accounting records for Pay Reduction Contributions and Employee Contributions.

3.04      Employer Matching Contributions.

          In each Plan Year, the Employer shall make such, if any, Employer Matching Contributions within the meaning of Code section 401(m)(4)(a) on behalf of each Participant, equal to the Participant's aggregate Pay Reduction Contributions and Employee Contributions made in that Plan Year as are deemed matchable under the following table:

                             Matchable Contributions

          Collective-bargaining Employees of Fitchburg Gas and Electric Light Company

          o    Prior to May 1, 1994                                       Nil
          o    From May 1, 1994 through April 30, 1995               1 percent
          o    From May 1, 1995 through April 30, 1996               2 percent
          o    After April 30, 1996                                  3 percent

          All other Employees                                        3 percent

          Notwithstanding any other provisions of the Plan, no Employer Matching Contributions shall be made if they would exceed the amount deductible by the Employer under section 404 of the Code, and no Employer Matching Contributions shall be made or allocated to a Participant with respect to any Pay Reduction Contributions required to be returned to the Participant pursuant to Section 3.06(c) or (d), or with respect to any Voluntary Contribution required to be returned to the Participant pursuant to Section 3.06(e).

3.05      Payment of Contributions to Trustee.

          As promptly as practicable after each pay period, the Employer shall remit to the Trust Fund the aggregate amount of Pay Reduction Contributions deducted by the Employer for such pay period, but in no event later than 30 days after the close of the Plan Year. The Employer shall remit to the Trust Fund the aggregate amount of Employee Contributions made by the Participants for such pay period within the time required by Code section 401(m) and the regulations issued thereunder. Any Employer Matching Contributions to the Trust Fund for each Plan Year shall be paid within the time required by law in order for the Employer to obtain a tax deduction under the provisions of the Code for such Plan Year.

3.06      Non-Discrimination Provisions.

          (a) In General. The Plan shall at all times meet the applicable tests under section 401(k)(3) and 401(m)(2) of the Code and the regulations promulgated thereunder, which are incorporated herein by reference.

          (b) Compensation. For the purposes of such tests, compensation shall mean all amounts paid to an Employee by the Employer (including amounts for periods prior to becoming a Participant) for personal services as reported on the Employee's Federal Income Tax Withholding Statement (Form W-2) and excluding any benefits paid under the Plan, but including any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in his gross income under sections 125,
               402(a)(8), 402(h) or 403(b) of the Code. For this purpose, compensation shall not exceed (i), for periods occurring prior to January 1, 1994, $235,840, and (ii), for periods occurring after December 31, 1993, $150,000, each such amount to be adjusted at such times and in such manner as provided under section 401(a)(17) of the Code.

          (c) Correction of Excess Deferrals. If during any taxable year of a Participant, the total amount of his salary reduction contributions to all qualified cash or deferred arrangements exceeds $7,000 (as from time to time adjusted by the Secretary of the Treasury), then the amounts in excess of $8,994 (as adjusted as aforesaid) are to be included in the Participant's gross income for the taxable year to which such deferral relates.

               Notwithstanding anything in the Plan to the contrary, if prior to March 1 following the close of the Participant's taxable year, the Participant notifies the Plan that he requests a return of part or all of his prior Plan Year's Pay Reduction Contributions which exceed said $7,000 limit (and any income allocable to such amounts) pursuant to section 402(g) of the Code and the regulations thereunder, the Plan may (but is not required to) return (not later than the first April 15 after the Participant's taxable year ends) the amount of the Participant's Pay Reduction Contributions with allocable income which the Participant requested to be returned. The Participant's request will be limited solely to Pay Reduction Contributions deemed made in the immediately prior taxable year. A Participant whose Pay Reduction Contributions for a taxable year, standing alone, exceed the limit imposed by section 402(g) of the Code shall be deemed to have notified the Plan and requested the return of the amount by which the Pay Reduction Contributions exceed that limit. The Plan Administrator shall establish such rules and regulations as it deems necessary to carry out the effect of this provision. The Plan Administrator will apply its rules and regulations uniformly with respect to each Participant.

          (d) Correction of Excess Contributions. If the Pay Reduction Contributions made on behalf of Participants cause the Plan to fail the applicable nondiscrimination test described in Section 3.06(a), then any excess contributions and any allocable income shall be returned to the affected Participants not later than 12 months after the close of the Plan Year in which the excess contribution was made. Any excess contributions to be distributed shall be reduced by excess deferrals previously distributed under
               Section 3.06(c).

               If a distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee electing the highest percentage of Pay Reduction Contributions pursuant to
               Section 2.02 until the applicable nondiscrimination test described in Section 3.06(a) is met or until such Participant's election pursuant to Section 2.02 is reduced to the same percentage level as the Participant who is the Highly Compensated Employee electing the second highest percentage of Pay Reduction Contributions pursuant to Section 2.02. If further limitations are required, then the two Participants' elections pursuant to Section

               2.02 shall be reduced until the applicable nondiscrimination test of Section 3.06(a) is met or until the two Participants' elections are reduced to the same percentage level as the Participant who is the Highly Compensated Employee electing the third highest percentage of Pay Reduction Contributions pursuant to Section 2.02, and such distributions shall continue to be made in a similar manner from the Participants who are Highly Compensated Employees making the highest percentage elections to the lowest until the applicable nondiscrimination test described in Section 3.06(a) is satisfied. Excess contributions shall be allocated to Participants who are subject to the family aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations.

          (e) Correction of Excess Aggregate Contributions. If the Employer Matching Contributions and Employee Contributions made on behalf of Participants cause the Plan to fail the applicable discrimination test under Section 3.06(a), then any excess aggregate contributions and any allocable income shall be distributed to the affected Participants, no later than 12 months after the close of the Plan Year in which the excess aggregate contribution was made.

               If such distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee with the highest aggregate contribution percentage of Employee Contributions pursuant to Section 2.02 and Employer Matching Contributions pursuant to Section 3.04(b) ("Aggregate Contribution Percentage") until the applicable nondiscrimination test of Section 3.06(a) is met or until such Participant's
               Aggregate Contribution Percentage is reduced to the same percentage level as the Participant who is the Highly Compensated Employee with the second highest Aggregate Contribution Percentage. If further limitations are required, then both such Participants' percentages shall be reduced until the applicable nondiscrimination test of Section 3.06(a) is met or until the two Participants' Aggregate Contribution Percentages are reduced to the same percentage level as the Participant who is the Highly Compensated Employee with the third highest Aggregate Contribution Percentage and such distributions shall continue to be made in a similar manner from the Participants who are Highly Compensated Employees with the highest Aggregate Contribution Percentages to the lowest until the applicable nondiscrimination test of Section 3.06(a) is satisfied. Excess aggregate contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in the manner prescribed by the regulations.

3.07      Maximum Limitations on Allocations to Members.

          The limitations of section 415 of the Code and the regulations thereunder are hereby incorporated herein by reference, provided, however, that if the maximum benefit limitations of section 415(e) of the Code would otherwise be exceeded, a reduction shall be made in the benefit payable under, first, any qualified defined benefit plan, and thereafter, any other qualified defined contribution plan, maintained by the Employer to the extent necessary to prevent such excess, all in accordance with section 415 of the Code and the regulations thereunder.

3.08      Limited Return of Contributions.

          In the event of a mistake of fact, or the disallowance of a deduction (or the deemed disallowance of a deduction in accordance with applicable regulations, rulings or procedures), Employer contributions and the earnings thereon affected by such mistake or disallowance, respectively, shall be returned to the Employer within one (1) year of the mistaken payment of the contribution or disallowance of the deduction, as the case may be, and likewise, Participants' contributions and earnings thereon will be returned to Participants.

3.09      Rollover Contributions.

          In addition to Pay Reduction Contributions made in accordance with this Article III:

          (a) Each Employee may contribute to the Plan up to the entire amount of cash received in a lump sum distribution from another qualified defined contribution or defined benefit retirement plan intended to meet the requirements of section 401(a) of the Internal Revenue Code, provided that such amount must be received by the Trustee within sixty (60) days of the Employee's receipt of the lump sum distribution; and

          (b) Each Employee may direct the trustee, custodian or other fiduciary holding assets for his benefit under the terms of a qualified defined contribution or defined benefit plan of another employer to transfer to the Plan, pursuant to section 401(a)(31) of the Code, all or a portion of such assets.

          Before accepting any such amount from an Employee or other person under this Section (a "Rollover Contribution"), the Employer shall determine to its satisfaction that such contribution does not contain amounts from sources which would adversely affect the continued qualification of the Plan. A Rollover Contribution shall not be considered an annual addition for purposes of Section 3.07.

                                   ARTICLE IV
                              INVESTMENT OF ASSETS

4.01      In General.

          Each Participant shall direct that all contributions made in accordance with Article III be invested in one or more of the investment funds maintained by the Trustee in accordance with procedures established by the Plan Administrator.

4.02      Dividends, Interest, Etc.

          Dividends, interest and other distributions received by the Trustee with respect to any investment fund shall be reinvested in the investment fund from which such dividends, interest and other distributions were received.

4.03      Investment Directions.

          Investment directions given by a Participant shall be made in writing to the Plan Administrator on a form prescribed for such purpose and shall continue in effect until changed by such Participant by written notice to the Plan Administrator on a form prescribed for such purpose, subject to such other rules as the Plan Administrator in its discretion may impose. Investment directions may be changed with regard to future and past contributions as of such dates and otherwise in such manner as from time to time prescribed by the Plan Administrator, provided that no Participant shall be permitted to make any such change more frequently than once each calendar quarter. Such election may provide that all future contributions are to be invested in one fund or split among any of the funds in any whole percentages. Such election may also or in the alternative provide that existing Account balances may be transferred out of one fund and into another fund or funds in any whole percentages. In the event a Participant does not make an election as to the investment of the contributions made on his behalf, such contributions shall be invested in the Fund A, as referenced in Section 4.04 hereof.

4.04      Investment Options.

          The Plan Administrator, in its discretion, may expand, modify or otherwise alter the funds available as investment vehicles under the Plan. As of the Effective Date, the investment funds available are as follows:

          Fund A        Guaranteed Investment Fund

               A fund invested primarily in guaranteed investment contracts and guaranteed annuity contracts issued by one or more insurance companies.

          Fund B         Conservative Investment Fund (Fidelity Puritan Fund)

               A fund invested in stocks and bonds, placing emphasis on investment return and stability.

          Fund C         Aggressive Investment Fund (Fidelity Magellan Fund)

               A fund invested in stocks, placing more emphasis on investment return and less on stability.

          Fund D         Company Stock Fund

               A fund invested primarily in qualifying employer securities (as defined in section 4975(e)(8) of the Code) of UNITIL Corporation. Part or all of such fund shall be invested in such qualifying employer securities of UNITIL Corporation, except for investments on an interim basis in short-term fixed income investments made pending purchase of shares of such qualifying employer securities. All cash dividends received by the Trustee with respect to the qualifying employer securities held in this fund shall be retained in such fund and invested in qualifying employer securities. Notwithstanding the foregoing, the Plan Administrator may establish such uniform rules with respect to this qualifying employer security fund as it deems necessary and appropriate. All rights, including voting and tendering rights, attributable to such qualifying employer securities (whether whole or fractional shares) shall be exercised pursuant to the terms of the Trust Agreement.

                                    ARTICLE V
                      MAINTENANCE AND VALUATION OF ACCOUNTS

5.01      Participants Accounts.

          There shall be established for each Participant a separate Account in the Trust Fund which shall reflect all Employee Contributions, Employer Matching Contributions, Pay Reduction Contributions, Rollover Contributions, and the investment thereof. Each participant will be furnished a statement of his Account at least annually.

5.02 Valuation of Trust Fund and Allocation of Increases and Decreases to Participants.

          The interest of a Participant in the Trust Fund shall be valued at fair market value and adjusted as of each Valuation Date to preserve such Participant's proportionate interest in the fund or funds in which the assets of his Account are invested. As of each Valuation Date, each such fund or funds shall be adjusted to reflect the effect of income collected accrued, realized and unrealized profits and losses, expenses and all other transactions during the period between such Valuation Date and the last preceding Valuation Date with respect to such fund or funds.

                                   ARTICLE VI
                          WITHDRAWALS DURING EMPLOYMENT

6.01      General Rules.

          Subject to Section 6.03, a Participant whose employment with the Employer has not terminated may withdraw all or part of his vested Account for one of the purposes specified in Section 6.02. The Plan Administrator shall determine the amount and timing of any such payment.

6.02      Acceptable Purposes for Withdrawals.

          Subject to Section 6.03, the purposes acceptable for withdrawals under
          Section 6.01 are as follows:

          (a)  purchase,   construction,   improvement  or   preservation  of  a
               principal place of residence for the Participant;

          (b)  education of the Participant or any dependent;

          (c) unusual expenses associated with illness or accident of the Participant or any dependent;

          (d)  unusual expenses associated with death of any dependent; and

          (e) any similar severe financial need of the Participant or any dependent.

6.03      Withdrawal Rules for Pay Reduction Contributions.

          A Participant who (i) has attained age 59-1/2 or (ii) is experiencing hardship due to an immediate and heavy financial need, and who in either event otherwise has an acceptable purpose under Section 6.02, may make a withdrawal from his Pay Reduction Contributions Account, but not more than the aggregate amount of his Pay Reduction Contributions and earnings credited thereto prior to January 1, 1989, reduced by any previous withdrawals. For purposes of this Section 6.03, a distribution will be considered to be made on account of an immediate and heavy financial need if it is made for any of the following reasons, but shall be limited to the amount necessary to satisfy that need (including any amounts necessary to pay federal, state and local taxes and penalties reasonably anticipated to result from the distribution):

               (i) Purchase of a dwelling unit to be used as a principal residence of the Participant;

               (ii) Payment of tuition and related educational fees for the next
                    12 months of post-secondary education for the Participant or his spouse or dependents;

               (iii)Expenses of the Participant,  his spouse, children and other dependents for medical care described in section 213(d) of the Code which have been previously incurred or are necessary for these persons to obtain such care and which are not covered by insurance or a medical plan maintained by the Employer; or

               (iv) Payment necessary to prevent the eviction of the Participant from his principal residence or the foreclosure of a mortgage on the Participant's principal residence.

          A  Participant  who requests a  distribution  pursuant to this Section
          6.03 must have obtained all other distributions (other than hardship distributions) and nontaxable (at the time of the loan) loans, if any, currently available to him under all plans maintained by the Affiliated Employer. For this purpose, plan loans will not be deemed to be "currently available" to the Participant if taking the plan loan will not alleviate (in whole or in part) the Participant's financial hardship need or if repaying any such loan would itself cause a financial hardship for such Participant. A Participant who receives a distribution from his Pay Reduction Contributions account pursuant to this Section 6.03: (1) may not make Pay Reduction Contributions the period of twelve (12) months immediately following the distribution, and (2) in the calendar year immediately following the calendar year in which the distribution occurs (the "distribution calendar year") the Participant's Pay Reduction Contributions shall be limited to (i) the limit established by section 402(g) of the Code, reduced by (ii) the amount of the Participant's Pay Reduction Contributions in the distribution calendar year.

                                   ARTICLE VII

                                     VESTING

7.01      Vesting in Pay Reduction, Employee and Rollover Contributions.

          The portion of a Participant's Account attributable to Pay Reduction Contributions, Employee Contributions and Rollover Contributions and the earnings thereon shall be fully vested and nonforfeitable at all times.

7.02      Instances of Full Vesting in Employer Matching Contributions.

          The portion of a Participant's Account attributable to Employer Matching Contributions and the earnings thereon shall be fully vested and nonforfeitable upon:

          (i)  attainment of Normal Retirement Age;

          (ii) death; or

          (iii) Disability.

7.03      Vesting Schedule for Employer Matching Contributions.

          Except as provided in Section 7.02, the portion of a Participant's Account attributable to Employer Matching Contributions and the earnings thereon shall be vested according to the following table:

            Years of Vesting Service                 Vested Percentage

                  Fewer than 1                              Nil
               1 but fewer than 2                            33%
               2 but fewer than 3                           67%
                    3 or more                               100%

          In applying this table, there shall be excluded any Years of Service excluded under the applicable Prior Plan.

          If a new vesting schedule takes effect because of an amendment to the Plan, each Participant who has at least three Years of Vesting Service at the time the new schedule takes effect may elect to have his vested percentage determined in accordance with the old schedule.

7.04      Forfeitures.

          A Participant who is not fully vested in his Employer Matching Contributions Account shall forfeit the nonvested portion thereof upon the later of the following events:

          (a) the date on which there is no vested balance in his Employer Matching Contributions Account; or

          (b)  the termination of his employment with the Employer.

          In any event, however, a Participant shall forfeit the nonvested portion of his Employer Matching Contributions Account upon incurring five (5) consecutive One-Year Breaks in Service.

          Until such forfeiture occurs, the Participant shall retain all the rights of an active Participant under Article IV to direct the investment of any amounts so credited to his Account. Forfeitures of Employer Matching Contributions shall be used to reduce Employer Matching Contributions otherwise required for the Plan Year and reallocated at the end of the Plan Year as part of such Employer Matching Contributions.

          If a Participant whose Account has experienced a forfeiture is reemployed by an Affiliated Employer before he has incurred at least five (5) consecutive One-Year Breaks in Service, the balance forfeited by the Participant shall be restored to his Account as of the Valuation Date next following his return to employment with an Affiliated Employer. The restoration shall be made first out of amounts forfeited as of that Valuation Date and then, if that amount is insufficient, out of an additional contribution made by the Employer in an amount sufficient to effect the restoration.

7.05      Vesting Upon Reemployment.

          A Participant who incurs one or more consecutive One-Year Breaks in Service before returning to employment with an Affiliated Employer shall have his Years of Vesting Service determined according to the following rules:

          (a)  If the  Participant  incurred  fewer  than  five (5)  consecutive
               One-Year Breaks in Service, then all of his Years of Vesting Service will be taken into account in determining the vesting of his Account immediately upon his reemployment.

          (b) If the Participant incurred five (5) or more consecutive One-Year Breaks in Service, then no Year of Service completed after his reemployment will be taken into account in determining the vesting of his Account as of any time before he incurred the first One-Year Break in Service.

7.06      Suspension Account.

          Notwithstanding any provisions hereof to the contrary, if a Participant who prior to having completed the Years of Service to become entitled to a vested right to his entire Employer Matching Contributions Account (and prior to having incurred five (5) consecutive One-Year Breaks in Service with respect to the amount distributed) receives a distribution from such Employer Matching Contributions Account, then upon each such distribution a separate account (a "Suspension Account") shall be established for him hereunder. On any particular date prior to the occurrence of five (5) consecutive One-Year Breaks in Service, the Participant shall be entitled to a nonforfeitable portion of the balance of his Suspension Account, payable as otherwise herein provided, equal to an amount determined by the following formula:

                               X = P(AB + D) - D,
          where, for the purposes of applying the formula, X is said portion; P is the applicable percentage from the table specified in Section 7.03 as of such particular date; AB is the balance in the Suspension Account as of such particular date; D is the amount which was last distributed from the Suspension Account or from his Employer Matching Contributions Account when the Suspension Account was established. The establishment of a Suspension Account for a Participant whose employment with the Employer has terminated shall not prevent a forfeiture of any portion of his Participant Account hereunder from occurring and a reallocation thereof, all in accordance with the general provisions hereof, provided, however, that any such forfeiture shall be restored in the event such person again becomes a Participant hereunder prior to incurring five (5) consecutive One Year Break in Service with respect to such forfeiture. Except as otherwise provided in this Section 7.06, any Suspension Account shall be treated as though it were the Participant's Employer Matching Contributions Account from which it was derived for all purposes hereof. Any restoration of a Participant's Account balances shall be made first from then-current forfeitures of other Participants' Accounts (and such amounts shall not be dealt with as provided in Section 7.04) and second from additional contributions of the Employer (which shall not be allocated to any other Participants).

                                  ARTICLE VIII
                            DISTRIBUTION OF BENEFITS

8.01      Retirement or Termination of Employment.

          Benefits are payable to the Participant upon his incurring a Disability, or upon retirement from or other termination of employment with the Affiliated Employers. Payment of such benefit shall be made as soon as practicable pursuant to Section 8.03, or in accordance with
          Section 8.04.

8.02      Death.

          In the event of the death of a Participant, the full amount credited to his Account shall be paid from the Trust Fund to his Beneficiary. Such payment shall be made as soon as practicable pursuant to Section
          8.03 unless the Beneficiary elects to defer receipt of the benefit pursuant to Section 8.04 below.

8.03      Timing of Payment.

          Subject to Section 8.04, benefit payments under this Section 8.03 shall be made as soon as practicable, but in no event later than the 60th day following the last day of the Plan Year in which the latest of the following events occurs:

          (a)  the Participant's sixty-fifth (65th) birthday;

          (b)  the Participant's date of termination; or

          (c) the tenth anniversary of the Participant's commencement of participation.

8.04      Deferral of Payment.

          Notwithstanding the provisions of this Article VIII (other than Section 8.07), if a Participant's Account balance exceeds $3,500 or has ever exceeded $3,500 at the time of a prior distribution, it shall not be immediately distributable without such Participant's consent before the Participant has reached his Normal Retirement Age.

          In the event of deferral of payment under this Section 8.04, the unpaid portion of the Participant's Accounts in the applicable funds shall be credited or debited with gains, losses or income of such funds as provided in Section 5.02.

8.05      Forms, Manner and Medium of Payment.

          Each Participant who separates from service with the Affiliated Employer because of death, retirement at or after the attainment of Normal Retirement Age or otherwise, or incurs a Disability may elect (or in the event of the Participant's death, the Participant's Beneficiary may elect) to receive his benefits as either:

          (a)  a lump sum; or

          (b)  a series of substantially equal annual installments.

          A Participant (or Beneficiary) who elects a series of installments may at any time elect to receive the balance of his benefits in a lump sum.

          All benefits hereunder shall be payable in cash, except that any portion of a Participant's benefit which is invested in shares of qualifying employer securities in the qualifying employer securities separate investment Fund D hereunder (other than fractional shares) shall be paid in such shares, provided, however, that the Participant or Beneficiary may request the Trustee to liquidate such shares at the Participant's or Beneficiary's expense and pay the cash proceeds instead.

8.06      Designation of Beneficiary.

          Each Participant shall have the right to designate one or more Beneficiaries and contingent Beneficiaries to receive any benefit to which such Participant may be entitled hereunder in the event of his death prior to the complete distribution of such benefit, by filing a written designation with the Plan Administrator on a form prescribed by the Plan Administrator. However, if a Participant is married and has not designated his or her spouse as his sole primary Beneficiary, the spouse must consent to and acknowledge the effect of the designation in writing, unless the spouse cannot be located or in such other circumstances as permitted by regulation. The spouse's consent must be witnessed by a notary public or Plan representative. Such Participant may thereafter change such designation at any time and for any number of times, with the consent of his or her spouse, if married, by filing a new designation with the Plan Administrator. A Beneficiary designation shall become effective only upon its receipt by the Plan Administrator.

          If a  Participant  fails to designate a  Beneficiary  pursuant to this
          Section 8.06, or if no Beneficiary survives the Participant, payment shall be made to the persons listed in the first of the following categories which contains one or more persons surviving the
          Participant: (i) his spouse; (ii) natural and adopted children and survivors of them, in equal shares; (iii) parents and survivors of them, in equal shares; or (iv) executor or administrator.

8.07      Required Distributions.

          Notwithstanding any provision in the Plan to the contrary, the distribution of a Participant's benefits whether under the Plan or through the purchase of an annuity contract, shall be made in accordance with the following requirements and shall otherwise comply with Code section 401(a)(9) and the regulations thereunder (including Treasury Regulation section 1.401(a)(9)-2), the provisions of which are incorporated herein by reference:

          (a) A Participant's benefits shall be distributed to him no later than April 1st of the calendar year following the calendar year in which the Participant attains age 70- 1/2, provided, however, that such date shall instead be the April 1st of the calendar year following the later of the calendar year of his retirement or attainment of age

               70-1/2 if he attained age 70-1/2 before January 1, 1988, and was not a 5% owner (determined under Code section 416, but without regard to whether the Plan is top- heavy). Alternatively, distributions to a Participant must begin no later than the applicable April 1st as determined under the preceding sentence and must be made over the life of the Participant (or the lives of the Participant and the Participant's designated Beneficiary) or a period certain measured by the life expectancy of the Participant (or the joint and last survivor life expectancy of the Participant and his designated Beneficiary) in accordance with applicable regulations.

          (b)  If the  distribution  of a  Participant's  interest  has begun in accordance with the method selected in Section 8.05 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 8.05 as of his date of death.

          (c) If a Participant dies before he has begun to receive any distribution of his interest under the Plan, his death benefit shall be distributed to his Beneficiaries by December 31st of the calendar year in which the fifth anniversary of his date of death occurs. It shall be paid to the Participant's Beneficiary by either of the following methods, as elected by the Participant (or if no election has been made prior to the Participant's death, by his Beneficiary), subject to the rules specified below in this Section 8.07:

               (i)  One lump-sum payment in cash;

               (ii)Payment in monthly,  quarterly,  semi-annual,  or annual cash installments over a period to be determined by the Participant or his Beneficiary. After periodic installments commence, the Beneficiary shall have the right to direct the Trustee to reduce the period over which such periodic installments shall be made, and the Trustee shall adjust the cash amount of such periodic installments accordingly.

          (d) The five-year distribution requirements of subsection (c) above shall not apply to any portion of the deceased Participant's interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may at the election of the Participant (or the Participant's designated Beneficiary) be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than December 31st of the calendar year immediately following the calendar year in which the Participant died.

               However, in the event the Participant's spouse (determined as of the date of the Participant's death) is his Beneficiary, the requirement that the distributions commence within one year of a Participant's death shall not apply. In lieu thereof, distributions must commence on or before the later of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died; or (2) December 31st of the calendar year in which the Participant would have attained age 70-1/2. If the surviving spouse dies before the distributions to such spouse begin, then the five-year distribution requirement of subsection (c) above shall apply as if the spouse were the Participant.

          (e) For purposes of this Section 8.07, the election by a designated Beneficiary to be excepted from the five-year distribution requirement must be made no later than December 31st of the calendar year following the calendar year of the Participant's death. Except, however, with respect to a designated Beneficiary who is the Participant's surviving spouse, the election must be made by the earlier of: (1) December 31st of the calendar year immediately following the calendar year in which the Participant died or, if later, the calendar year in which the Participant would have attained age 70-1/2; or (2) December 31st of the calendar year which contains the fifth anniversary of the date of the Participant's death. An election by a designated Beneficiary must be in writing and shall be irrevocable as of the last day of the election period stated herein. In the absence of an election by the Participant or a designated Beneficiary, the five-year distribution requirement shall apply.

          (f) For purposes of this Section 8.07, the life expectancy of a Participant and a Participant's spouse may, at the election of the Participant or the Participant's spouse, be redetermined annually in accordance with treasury regulations. The election, once made, shall be irrevocable. If no election is made by the time distributions must commence, then the life expectancy of the Participant and the Participant's spouse shall not be subject to recalculation. Life expectancy and joint and last survivor expectancy shall be computed using the return multiples in Tables V and VI of Treasury Regulation Section ss. 1.72-9.

          (g) The Plan Administrator may direct the Trustee to segregate into a separate savings account the amount of payment owed to a Participant or Beneficiary whom it is unable to locate.

8.08      Payments to Alternate Payees.

          Notwithstanding any other provision of the Plan, the Plan Administrator may authorize payment to an alternate payee in accordance with the terms of a qualified domestic relations order in any form available to Participants or Beneficiaries under this Article VIII, and such payment may be made before the Participant to whom the qualified domestic relations order applies has separated from service or reached the earliest retirement age, within the meaning of section 414(p) of the Code.

8.09      Direct Rollovers.

          (a) Notwithstanding any other provision of the Plan to the contrary that would otherwise limit a Distributee's election under this
               Section 8.09, with respect to any distribution made on or after January 1, 1993, a Distributee of a benefit under the Plan may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee, in a Direct Rollover.

          (b) Definitions. For the purposes of this Section 8.09, the following words and phrases when used herein shall have the following meanings and shall be in addition to any other words and phrases defined elsewhere in the Plan:

               (1) Eligible Rollover Distribution. An "Eligible Rollover Distribution" is any distribution of all or any portion of the balance to the credit of the Distributee, except: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent it is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in the Distributee's gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

               (2) Eligible Retirement Plan. An "Eligible Retirement Plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section  408(b) of the Code,  an annuity  plan  described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution; except that in the case of an Eligible Rollover Distribution to the surviving spouse of a Participant, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

               (3) Distributee. A "Distributee" is an Employee or former Employee for whose Account an amount remains in the Trust Fund, a Beneficiary who is the surviving spouse of a former Participant, or an alternate payee who is the spouse or former spouse of an Employee or former Employee.

               (4) Direct Rollover. A "Direct Rollover" is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

          (c) The provisions of this Section 8.09 shall be administered in accordance with the terms of a "Direct Rollover Program," not inconsistent with this Section 8.09 or with any provision of section 401(a)(31) or 402 of the Code, which is adopted and amended from time to time by the Plan Administrator, and which is incorporated herein by this reference.

                                   ARTICLE IX
                                 EMPLOYEE LOANS

9.01      Eligibility for Loans.

          Each Participant shall be eligible to apply for a loan from the net vested value of his Account in the Plan, excluding, however, any portion thereof derived from Employee Contributions. For purposes of this Section 9.01, the term "Participant" includes Employees with an Account balance and former such Employees who are parties in interest as defined at Section 3(14) of ERISA.

9.02      Limitations, Terms and Conditions for Loans.

          Subject to the following provisions hereof, a Participant may borrow from the net vested value of his Account an amount as of any Valuation Date which, when aggregated with all of his outstanding loans under the Plan, is not in excess of one-half of his vested Account as of the date on which the loan is approved, and in no event greater than $50,000 less his highest outstanding loan balance for the prior 12-month period. In addition to such rules and regulations as the Plan Administrator may, from time to time, adopt in writing and which are hereby incorporated herein by reference, all loans shall comply with the following terms and conditions:

          (a) An application for a loan shall be made in writing to the Plan Administrator.

          (b)  Each loan shall be for a minimum of $1,000.

          (c) Only one loan may be outstanding at any time, and no more than one loan may be granted in any 12-month period.

          (d) The period of repayment for any loan shall in no event exceed five (5) years. Repayment of principal and interest shall be made in substantially equal installments, not less frequently than quarterly, on a payroll deduction basis in the case of active Participants and by remittance of a check directly to the Plan Administrator in the case of Participants on a leave of absence.

          (e) Each loan shall be made against collateral being the assignment of the borrower's entire right, title and interest in and to the Trust Funds representing 50% of the total vested Account of that borrower, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

          (f) Each loan shall bear interest at a rate to be fixed by the Plan Administrator and, in determining the interest rate, the Plan Administrator shall take into consideration interest rates currently being charged by persons in the business of lending money under similar circumstances. The Plan Administrator shall not discriminate among Participants in the matter of interest rate but loans granted at different times may bear different interest rates if, in the opinion of the Plan Administrator, the difference in rates is justified by a change in general economic conditions or the practices of commercial lenders.

          (g) While any loan amount remains outstanding, no distribution shall be made from the Participant's Account with respect to the portion of the Account balance representing the value of the loan as an asset of the Account. If a Participant does not repay his loan according to the terms agreed upon by the Participant and Plan Administrator, the Plan Administrator may, upon termination of his employment, reduce the balance of the Participant's Accounts in the Plan by the outstanding loan amount and any interest then due, or, alternatively, exercise such rights or remedies as it may have as a creditor of the Participant. Any expenses incurred by the Plan Administrator in exercising such rights or remedies shall be chargeable to the Participant's Account to the fullest extent permitted by law.

9.03      Separate Loan Accounts.

          If a Participant has a loan in accordance with this Article IX, a separate loan account shall be established as part of his Account under the Plan. Interest and principal repayments under the terms of the loan shall be credited to the Participant's Account, and a delinquency or default in repayment of the loan shall not affect the balance of any Account other than the Participant's. All repayments and interest shall be invested in accordance with the Participant's current loan investment elections in force at the time of the repayment.

                                    ARTICLE X
                              TOP-HEAVY PROVISIONS

The following definitions apply for purposes of this Article X:

10.01     Aggregation Group.

          "Aggregation Group" means a group of retirement plans, either a "Required Aggregation Group" or a "Permissive Aggregation Group," as hereinafter determined.

          (i) Required Aggregation Group. In determining a Required Aggregation Group hereunder, each retirement plan of the Employer or an Affiliated Employer qualified under section 401(a) of the Code, in which a Key Employee is a participant, and each such other plan (including terminated plans or Keogh plans, if any) of the Employer or an Affiliated Employer which enables any plan in which a Key Employee within the meaning of section 416(i) of the Code participates to meet the requirements of sections 401(a)(4) or 410 of the Code, will be required to be aggregated. Such group shall be known as a "Required Aggregation Group."

               In the case of a Required Aggregation Group, each plan in the group will be considered a Top-Heavy Plan if the Required Aggregation Group is a Top-Heavy Group. No plan in the Required Aggregation Group will be considered a Top- Heavy Plan if the Required Aggregation Group is not a Top-Heavy Group.

          (ii)Permissive Aggregation Group. The Employer also may include any other plan not required to be included in the Required
               Aggregation Group, provided the resulting group, taken as a whole, would continue to satisfy the provisions of sections 401(a)(4) and 410 of the Code. Such group shall be known as a "Permissive Aggregation Group."

               In the case of a Permissive Aggregation Group, only a plan that is part of the Required Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is a Top-Heavy Group. No plan in the Permissive Aggregation Group will be considered a Top-Heavy Plan if the Permissive Aggregation Group is not a Top-Heavy Group.

10.02     Determination Date.

          "Determination Date" means the last day of the preceding Plan Year, except for the initial Plan Year, in which case Determination Date means the last day of such Plan Year.

10.03     Top Heavy Plan.

          (a) The Plan shall be a "Top Heavy Plan" for any Plan Year in which, as of the Determination Date, (1) the Present Value of Accrued Benefits of Key Employees and (2) the sum of the aggregate
               Accounts of Key Employees under the Plan and all plans of an Aggregation Group, exceeds sixty percent (60%) of the Present Value of Accrued Benefits and the aggregate Accounts of all Key and Non-Key Employees under the Plan and all other plans of an Aggregation Group. The Present Value of Accrued Benefits and/or the sum of the aggregate Accounts, for this purpose, shall include distributions made within the Plan Year that includes the Determination Date and the four preceding Plan Years.

               If any Participant is a Non-Key Employee for any Plan Year, but such Participant was a Key Employee for any prior Plan Year, such Participant's Present Value of Accrued Benefit and/or aggregate Account balance shall not be taken into account for purposes of determining whether the Plan is a Top Heavy Plan (or whether any Aggregation Group which includes the Plan is a Top Heavy Group). In addition, if a Participant or Former Participant has not performed any services for any Employer maintaining the Plan at any time during the five-year period ending on the Determination Date, the Present Value of Accrued Benefit and/or the aggregate Account of such Participant or Former Participant shall not be taken into account for the purposes of determining whether the Plan is Top Heavy.

          (b) In the case of a defined benefit plan, the "Present Value of Accrued Benefit" for a Participant other than a Key Employee, shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no such method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under section 411(b)(1)(C) of the Code. The determination of the Present Value of Accrued Benefit shall be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the Determination Date except as provided in section 416 of the Code and the regulations thereunder for the first and second plan years of a defined benefit plan.

10.04     Minimum Allocation.

          Notwithstanding the provisions of Article III, for any Plan Year during which the Plan is deemed a Top-Heavy Plan, the sum of Employer contributions and forfeitures allocated to the Account of each non-Key Employee shall be equal to at least three (3%) of such non-Key Employee's "compensation." Moreover, if the non-Key Employee is also a participant in any other defined contribution plan of an Affiliated Employer, the minimum allocation set forth in this Section 10.04 shall be reduced by any allocations under such other plan with respect to the non-Key Employee. However, should the sum of the Employer contributions and forfeitures allocated to the Account of each Key Employee for such Top-Heavy Plan Year be less than three percent (3%) of each Key Employee's Compensation, the sum of the Employer contributions allocated to the Account of each Non-Key Employee shall be equal to the largest percentage allocated to the Account of each Key Employee. For purposes of the minimum allocations: (i) Compensation shall be defined as it is in Treas. Reg. ss. 1.415-2(d); and (ii) the percentage allocated to the Account of any Key Employee shall be equal to the ratio of the sum of the contribution allocated on behalf of such Key Employee divided by the Compensation for such Key Employee.

          If a non-Key Employee is a member of both a defined contribution plan and a defined benefit plan that are both part of a Top-Heavy Group, then the three percent (3%) minimum allocation percentage in the preceding paragraph shall instead be (i) zero percent (0%) if such non-Key Employee is entitled to a minimum top-heavy benefit under Code section 416 under the defined benefit plan without reference to the Plan (that is, at least two percent (2%) times average compensation times years of service up to a maximum of 10 years), or (ii) five percent (5%) in any other case.

          If a Key Employee is a member in both a defined contribution plan and a defined benefit plan that are both part of a Top-Heavy Group (but neither of such plans is a Super Top- Heavy Plan as described in section 416(h)(2)(B) of the Code), the defined contribution and the defined benefit fractions incorporated by reference into the Plan by
          Section 3.07 shall remain unchanged, provided the Account of each Non-Key Employee receives an extra allocation (in addition to the minimum allocation set forth above) equal to not less than four and one-half percent (4-1/2 %) of such Non-Key Employee's Compensation.

                                   ARTICLE XI
                              TRUST ADMINISTRATION

11.01     Trust Agreement.

          The Employer has entered into a Trust Agreement with a Trustee for the purpose of holding the Fund. The Trust Agreement shall provide, among other things, that all funds received by the Trustee thereunder shall be held, administered, invested (in its discretion or as directed by an investment advisor designated by the Plan Administrator) subject to
          Article IV and distributed by the Trustee, and that no part of the corpus or income of the Fund held by the Trustee shall be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries except as permitted under Sections
          3.08 and 11.04. The Employer shall have the authority to remove such Trustee or any successor Trustee in writing to this effect. Any
          Trustee or any successor Trustee may resign and in this event the Trustee or successor Trustee shall notify the Employer in writing to this effect. Upon removal or resignation of a Trustee, the Employer shall appoint a successor Trustee.

          The Employer shall have authority to direct that there shall be more than one Trustee under the Trust Agreement and to determine the portion of the assets under the Trust Agreement to be held by each such Trustee. If such a direction is given, the Employer shall designate the additional Trustee or Trustees and each Trustee shall hold and invest and keep records with respect to the portion of such assets held by it.

          The Plan Administrator shall also have the authority to direct that any portion of the assets shall be invested as directed by an investment manager (as defined in Section 3(38) of ERISA) designated by the Plan Administrator.

11.02     Trustee's Right to Retain Cash.

          The Trustee may keep uninvested an amount of cash sufficient in its opinion to enable it to carry out the purposes of the Plan.

11.03     Selection of Accountants, Etc.

          The Employer may select a firm of independent pubic accountants to examine and report on the financial position and the results of operations of the Fund created under the Plan, at such times as it deems it proper and/or necessary.

11.04     Trust Expenses, Etc.

          The Trustee without written directions may pay from the Fund all expenses incurred in the administration thereof, including, but without being limited to, all brokerage fees, taxes of any nature which may be imposed upon the Fund or upon any asset included therein or required to pay with respect to the interest of any person therein, all handling expenses, and the reasonable fees and expenses of legal counsel, accountants and other agents employed by the Trustee. All disbursements shall be made out of the Fund only to the extent that it is sufficient therefor. The Employer, in its sole discretion, may reimburse the Fund for expenses charged against it by the Trustee.

11.05     Trust Agreement Part of Plan.

          Any Trust Agreement(s) entered into pursuant to this Article XI shall form a part of the Plan.

                                   ARTICLE XII
                           ADMINISTRATION OF THE PLAN

12.01     Appointment of Administrator.

          The Employer may appoint one or more individuals, firms, corporations or other entities to be the Plan Administrator. The Employer may, at any time and from time to time, remove such persons as Plan Administrator, with or without cause. If the Employer determines that the Plan Administrator shall be a committee of individuals, it shall appoint a committee (the "Committee") to consist of two (2) or more persons who may, but need not be, Employees, and who may be Trustees. A member of the Committee may be removed by the Employer at any time with or without cause. Vacancies in the Committee may be filled by the Employer. The Plan Administrator or a member of the Committee may resign at any time by filing a written notice of the resignation with the Employer. Each member of the Committee shall serve until such time as he dies, resigns, or is removed by the Employer. In the absence of any action by the Employer to appoint a Plan Administrator, the Employer shall be the Plan Administrator.

12.02     Authority to Delegate.

          The Plan Administrator may delegate to any person or entity any of its powers or duties under the Plan.

12.03     Authority to Establish Rules, Etc.

          The Plan Administrator shall, from time to time, establish rules for the administration of the Plan and the transaction of its business. Except as herein otherwise expressly provided, the Plan Administrator shall have the exclusive right to interpret the Plan and to decide any matters arising thereunder in connection with the administration of the Plan. It shall endeavor to act by general rules so as not to discriminate in favor of or against any person. The decisions and the records of the Plan Administrator shall be conclusive and binding upon the Employer, Participants, and all other persons having any interest under the Plan.

12.04     Instructions, Decisions, Compensation, Etc.

          Instructions of the Plan Administrator to the Trustee shall be in writing. All decisions and determinations of the Plan Administrator shall be recorded, and all such records, together with such other documents as are required for the administration of the Plan, shall be preserved. The Plan Administrator shall serve without compensation from the Fund. The delegates of the Plan Administrator shall be entitled to reimbursement for reasonable and proper expenses incurred in the performance of their duties to be paid by the Plan Administrator.

12.05     Maintenance of Accounts, Etc.

          The Plan Administrator shall maintain accounts showing the fiscal transactions of the Plan, and shall keep in convenient form such data as may be necessary for valuations of the assets and liabilities of the Plan and giving an account of the operation of the Plan for the past year. Such valuations shall be performed as of each Valuation Date, determining the current value of the assets. Such report shall be submitted to the Employer.

12.06     Responsibility of Delegates.

          To the extent that the Employer or the Plan Administrator delegates to any person or entity any of its power or duties under the Plan, that delegate shall become responsible for administrative duties so delegated and references to the Employer or the Plan Administrator shall apply instead to the delegate.

12.07     Claims Procedure.

          A Participant's initial claim for benefits must be made in writing to the Plan Administrator. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim for benefits has been so denied shall be notified of such denial in writing by the Plan Administrator within 90 days of receipt of the claim. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

          (a) The Participant or Beneficiary whose claim has been denied shall file with the Plan Administrator a notice of desire to appeal the denial. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. The Plan Administrator shall not consider any appeal that is not timely filed.

          (b) Within sixty (60) days of receipt of the appeal, the Plan Administrator shall make a determination as to the merits of the appeal and notify the claimant.

          (c) If necessary due to special circumstances, the ninety (90) day period for initial determination of a claim and sixty (60) day period for notification of the determination of an appeal may be extended to 120 days.

                                  ARTICLE XIII
                            AMENDMENT AND TERMINATION

13.01     Amendment.

          The provisions of the Plan may be amended by the Employer from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Participants and their Beneficiaries, and that no amendment shall operate to deprive any Participant of any rights or benefits fully vested in him under the Plan prior to such amendment.

13.02     Termination.

          While it is the Employer's intention to continue the Plan indefinitely in operation the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part at any time. Any such termination shall be effected only upon conditions that such action is taken under the Trust Agreement as shall render it impossible for any part of the corpus of the Fund or the income thereof to be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries except to the extent permitted in
          Section 3.08.

13.03     Procedure Upon Termination.

          If the Plan is to be terminated at any time the Employer shall give written notice to the Trustee. The Trustee shall thereupon revalue the assets of the Fund and the individual Accounts of the Participants as of the date of termination, partial termination, or discontinuance of contributions, and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accounts of the Participants at the date of termination. Upon termination of the Plan or complete discontinuance of contributions, all individual Participant Accounts shall be fully vested and shall not thereafter be subject to forfeiture in whole or in part. Upon a partial termination of the Plan, the provisions of the preceding sentence shall apply to the Accounts of Participants as to whom the partial termination applies. The Plan Administrator, in its sole discretion, shall instruct the Trustee either (1) to pay over to each affected Participant, in accordance with Article VIII, the net value of his Account or (2) to continue to manage and administer the assets of the Trust for the benefit of the Participants to whom distributions will be made in later periods in the manner provided in Article VIII.

13.04     Merger.

          No merger or consolidation with, or transfer of any of the Plan's assets or liabilities to any other plan shall occur at any time unless each Participant would (if the Plan had then terminated) receive a benefit greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

          With respect to the contemplated merger, effective as of January 1, 1994, of the Fitchburg Gas and Electric Light Company Union Tax Deferred Savings and Investment

          Plan ("Fitchburg Union Plan") with the Plan, and subject to the foregoing paragraph and to the favorable determination by the Internal Revenue Service as to the qualification of the amendment and restatement of the Plan generally effective as of January 1, 1989, and the trust hereunder, and if necessary or desirable, the expiration without disapproval of the appropriate time period after proper prior notice is given to the Internal Revenue Service of the proposed transfer of assets provided for by the following provisions of this
          Section 13.04, the Trustee hereunder shall receive all assets of the Fitchburg Union Plan, which assets shall be transferred to it by the trustee under the Fitchburg Union Plan, to be held under the Plan in separate predecessor plan accounts for the respective former Fitchburg Union Plan participants.

          Similarly, any other assets being held in predecessor plan accounts under the Plan prior to its amendment and restatement generally effective as of January 1, 1989, shall continue to be held hereunder in such accounts.

13.05     Retroactive Amendments.

          Notwithstanding the provisions of Section 13.01 or of any other provisions hereof, any modifications or amendment of the Plan may be made, retroactively, if necessary, which the Employer deems necessary or appropriate to conform the Plan to, or to satisfy the conditions or, any law, governmental regulation or ruling, or to permit the Plan or the Trust to meet the requirements of the Internal Revenue Code, or of any subsequent federal revenue law.

                                   ARTICLE XIV
                                  MISCELLANEOUS

14.01     Mergers, Etc. with Employer.

          If any persons become employees of the Employer as the result of merger or consolidation or as the result of acquisition of all or part of the assets or business of another corporation, the Employer shall determine to what extent, if any, previous service with such corporation shall be recognized as service for purposes of eligibility in the Plan, but subject to the continued qualification of the Plan and Trust as tax exempt under the Code. Any corporation may terminate its participation in the Plan upon appropriate action by it if such corporation ceases to be an Affiliated Employer, in which event the funds of the Plan held on account of Participants in the employ of such corporation and any unpaid balances of the Accounts of Participants who have separated from the employ of such corporation shall be distributed as provided in Section 13.03 in the event of termination of the Plan.

14.02     Non-Alienation of Benefits.

          None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of such Participant and, in particular, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under the Plan, except the right to designate a Beneficiary or Beneficiaries as herein before provided and the right to assign up to 50% of the vested balance of his Account as collateral security for a loan to him pursuant to Article IX.

          The preceding paragraph also shall apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is a qualified domestic relations order as defined in section 414(p) of the Code.

14.03     Participant and Employee Rights.

          Neither the establishment of the Plan, nor any modification thereof, nor the creation of the Fund, Trust or Account, nor the payment of any benefits shall be construed as giving any Participant or Employee of the Employer or any person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Plan Administrator, unless such right shall be specifically provided for in the Trust or the Plan or conferred by affirmative action of the Plan Administrator or in accordance with the terms and provisions of the Plan; or as giving any Participant or Employee of the Employer the right to be retained in the service of the Employer and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

14.04     Incapacity of Payee.

          If the Plan Administrator deems any person incapable of receiving benefits to which the Participant is entitled by reason of minority, illness, infirmity or other incapacity, it may direct the Trustee to make payment directly for the benefit of such person or to any person selected by the Plan Administrator to disburse it, whose receipt shall be complete acquittance thereof. Such payments shall, to the extent thereof, discharge all liability of the Employer, the Plan Administrator, the Trustee and the Fund.

14.05     Actions by the Employer.

          Notwithstanding anything herein to the contrary, any of the actions the Employer takes in accordance with Articles XI through XIII shall be taken by majority vote of each Board of Directors, provided, however, that any particular Employer that has adopted the Plan may withdraw from further participation at any time with respect to some or all of its Employees by action of its Board of Directors without the approval of any other Board of Directors.

14.06     Governing Law.

          Except as provided differently by federal law, the Plan shall be construed under the laws of the state of New Hampshire.

14.07     Titles, Etc.

          The titles of Articles are included for convenience only and if there shall be any conflict between the titles and the text of the Plan, the text shall control.

     IN WITNESS WHEREOF, the Employer has caused this instrument to be executed by its duly authorized representative this 23rd day of December,1994.

(CORPORATE SEAL)                              UNITIL CORPORATION

Attest: /s/ Gail A. Siart                     By: /s/ Michael J. Dalton
        -----------------                         ---------------------
         Its Secretary                               Its President
(CORPORATE SEAL)                              UNITIL SERVICE CORP.

Attest: /s/ Gail A. Siart                     By: /s/ Peter J. Stulgis
        -----------------                         --------------------
         Its Secretary                               Its President
(CORPORATE SEAL)                              CONCORD ELECTRIC COMPANY

Attest: /s/ Sandra L. Walker                  By: /s/ Michael J. Dalton
        --------------------                      ---------------------
         Its Secretary                               Its President

(CORPORATE SEAL)                              EXETER & HAMPTON ELECTRIC
                                              COMPANY

Attest: /s/ Sandra L. Walker                  By:  /s/ Michael J. Dalton
        --------------------                       ---------------------
         Its Secretary                               Its President
(CORPORATE SEAL)                              FITCHBURG GAS AND ELECTRIC
                                              LIGHT COMPANY

Attest: /s/ Thomas J. Conry, Jr.              By: /s/ Michael J. Dalton
        ------------------------                  ---------------------
         Its Clerk                                   Its President